UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2008
TeleTech Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

9197 S. Peoria Street, Englewood, Colorado	80112

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 397-8100
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 25, 2008, TeleTech Holdings, Inc. entered into a Third Amendment Agreement (the “Third Amendment”) to its Amended and Restated Credit Agreement, dated as of September 28, 2006 (the “Credit Agreement”) with the lender parties thereto (the “Lenders”), KeyBank National Association, as lead arranger, sole book runner and administrative agent and Wells Fargo Bank, N.A., as syndication agent. The Credit Agreement is a revolving credit facility which permits the Company to borrow up to $180 million from the Lenders.
     As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 20, 2008, the Company’s Audit Committee has completed a self-initiated review of the Company’s accounting for equity-based compensation practices. Based on the Audit Committee’s review and management’s own additional review, the Company has determined that it will be necessary to restate its financial statements for fiscal years 2005 and 2006 and for the first two quarters of 2007. The Company is presently working with its auditors to finalize the quantification of restatement adjustments and allocations among the relevant accounting periods. As a result, the Company was not able to: (i) timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2007 (collectively, the “Delayed 10-Q and 10-K”) and (ii) prepare and deliver to the Lenders financial statements in accordance with GAAP, as required by the Credit Agreement.
     The Third Amendment permits the Company to deliver its financial statements for the fiscal quarters ended September 30, 2007 and March 31, 2008, and financial statements and the annual audit report for the fiscal year ended December 31, 2007, to the Lenders by June 30, 2008. The Lenders also consented to (i) the filing of the Delayed 10-Q and 10-K with the SEC on or before June 30, 2008, (ii) the possible delay in the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, provided such report is filed with the SEC on or before June 30, 2008, (iii) the restatement of the Company’s previously issued financial statements, and (iv) the NASDAQ Staff Determination Letters with respect to the possible delisting of the Company’s common stock from the NASDAQ Global Market due to the Delayed 10-Q and 10-K. The Lenders’ consent is conditioned such that after giving effect to the terms of the Third Amendment and the foregoing consent, no other default or event of default may exist under the Credit Agreement.
     As a result of the Third Amendment, there is presently no basis for the Lenders to declare an event of default under the Credit Agreement and the Company may continue to borrow funds thereunder. However, if the Company fails to: (i) deliver the required financial statements for the fiscal quarters ended September 30, 2007 and March 31, 2008 and for the fiscal year ended December 31, 2007, and (ii) file the Delayed 10-Q and 10-K and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 with the SEC by June 30, 2008, the Lenders may declare an event of default under the Credit Agreement, terminate their commitment to lend to the Company and require that the Company immediately repay all amounts then outstanding under the Credit Agreement.
     A copy of the Third Amendment is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.
     List below the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.
     (c) Exhibits:

Exhibit
Number	Description
10.1	Third Amendment Agreement among TeleTech Holdings, Inc., the lender parties thereto, KeyBank National Association, as lead arranger, sole book runner and administrative agent, and Wells Fargo Bank, N.A. as syndication agent, made as of March 25, 2008.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TeleTech Holdings, Inc.
(Registrant)
Date: March 27, 2008	By:	/s/ Kenneth D. Tuchman
Kenneth D. Tuchman
Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Third Amendment Agreement among TeleTech Holdings, Inc., the lender parties thereto, KeyBank National Association, as lead arranger, sole book runner and administrative agent, and Wells Fargo Bank, N.A. as syndication agent, made as of March 25, 2008.